Exhibit 5.2

DLA Piper LLP (US) 650 S Exeter Street Suite 1100 Baltimore, Maryland 21202 www.dlapiper.com

February 17 , 2026

CareTrust REIT, Inc.
24901 Dana Point Harbor Dr, Suite A200
Dana Point, CA 92629

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:
We serve as special Maryland counsel to CareTrust REIT, Inc., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) filed by the Company and CTR Partnership, L.P. a Delaware limited partnership (“Operating Partnership”) with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof, which will become automatically effective upon filing with the Commission, including the base prospectus included therein at the time the Registration Statement becomes effective (the “Base Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”) for registration by the Company of the issuance and sale from time to time of an unspecified amount of Securities (as herein defined).
As used herein, the term “Securities” means the following: (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (iii) warrants of the Company to purchase shares of Common Stock or shares of Preferred Stock, as designated by the Company at the time of the offering  thereof (the “Warrants”), (iv) rights of the Company to purchase shares of Common Stock or shares of Preferred Stock (the “Rights”), as designated by the Company at the time of the offering thereof, (v) units of the Company consisting of two or more classes or series of Common Stock, Preferred Stock, Warrants or Rights (the “Units”), as designated by the Company at the time of the offering thereof, (vi) debt securities of the Company and/or Operating Partnership (the “Debt Securities”), and (vii) guarantees of the Debt Securities by the Company and/or Operating Partnership (the “Registered Guarantees”) .  The Registration Statement provides that the Securities may be offered separately, together or as Units, in the amounts and at prices and on other terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).
In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:
(a)	the Registration Statement, including the Base Prospectus, the form of senior indenture to be filed as Exhibit 4.9 thereto and the form of subordinated indenture to be filed as Exhibit 4.10 thereto;
( b )
the charter of the Company, as in effect on the date hereof, represented by the Articles of Amendment and Restatement of the Company as filed with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) on and effective as of May 13, 2014, as amended by the Articles of Amendment to Articles of Amendment and Restatement of the Company as filed with the SDAT on and effective as of May 30, 2018 (collectively, the “Charter”);

( c )	the Amended and Restated Bylaws of the Company, as in effect on the date hereof (in the form attached to the Officer’s Certificate (as defined below)) (the “Bylaws”);

CareTrust REIT, Inc.
February 17, 2026

( d )
the resolutions of the Board of Directors of the Company (the “Board”) dated January 28, 2026, relating to the authorization of the filing of the Registration Statement and to the issuance of the Securities (in the form attached to the Officer’s Certificate);

( e )	a certificate executed by an Officer of the Company (the “Officer’s Certificate”), dated as of the date hereof, as to certain factual matters;
( f )	the certificate of the SDAT as to the existence and good standing of the Company in the State of Maryland dated as of a recent date (the “Good Standing Certificate”); and
( g )	such other documents as we have deemed necessary or appropriate to enable us to express the opinions set forth below.
For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals of such documents, (iii) the legal capacity of natural persons, (iv) the genuineness and validity of all signatures (including all signatures via DocuSign, eSignature or similar technology), (v) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect and enforceability thereof upon the Company, (vi) the conformity of the documents filed with the Commission via the Electronic Data Gathering and Retrieval System, as supplemented by its Interactive Data Electronic Applications system (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents prepared by the Company and submitted for our examination.
We further assume that:
(a)
The issuance, sale, amount, price and other terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board (or where permitted, a committee of the Board) of the Company (each, a “Board Action”) in accordance with the Company’s Charter, Bylaws and Applicable Law (as defined below), in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(b)	The Company will not issue any Securities in excess of the number or amount authorized by a Board Action.
(c)
The prior issuance of all of the issued and outstanding shares of Common Stock of the Company has not violated, and the issuance of the Securities and shares of Common Stock and shares of Preferred Stock issuable upon conversion or exercise of any other Securities convertible or exercisable for shares of Common Stock or Preferred Stock will not violate, the ownership limitations set forth in the Charter.

(d)
Prior to the issuance of any shares of Common Stock or Preferred Stock (including shares of Common Stock or Preferred Stock issuable upon the conversion or exercise any Securities convertible or exercisable for shares of Common Stock or Preferred Stock), there will exist, under the Company’s Charter, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, and all actions necessary to the creation of any such Preferred Stock (and any Securities convertible or exercisable for shares of Preferred Stock), whether by articles supplementary, articles of amendment, or by classification or reclassification of existing capital stock and the filing of articles supplementary with the SDAT, will have been taken.

CareTrust REIT, Inc.
February 17, 2026

(e)
For shares of Preferred Stock or Common Stock represented by certificates (“Certificates”), appropriate Certificates representing shares of Preferred Stock or Common Stock will be executed and delivered upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Charter, Bylaws and Applicable Law .  For shares of Preferred Stock or Common Stock not represented by certificates, upon request of a stockholder of the Company, appropriate written statements (“Written Statements”) will be prepared and delivered to such stockholder upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Charter, Bylaws and Applicable Law .

(f)
Any Warrants will be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”) that conforms to the description thereof set forth in the Base Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter, Bylaws and applicable law .

(g)
To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the “Warrant Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement and with applicable laws; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

(h)
Any Units will be issued under a valid and legally binding unit agreement (a “Unit Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter, Bylaws and applicable law .

(i)
To the extent that the obligations of the Company under any Unit Agreement may be dependent upon such matters, the financial institution to be identified in such Unit Agreement as unit agent (the “Unit Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Unit Agent will be duly qualified to engage in the activities contemplated by such Unit Agreement; such Unit Agreement will have been duly authorized, executed and delivered by the Unit Agent and will constitute the legally valid and binding obligation of the Unit Agent enforceable against the Unit Agent in accordance with its terms; the Unit Agent will be in compliance, generally, with respect to acting as Unit Agent under such Unit Agreement and with applicable laws; and the Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement.

(j)
Any Debt Securities of the Company will be issued under a validly and legally binding indenture (an “Indenture”), as it may be supplemented by a valid and legally binding supplemental indenture (each a “Supplemental Indenture”), in each case, duly authorized, executed and delivered by the Company (and each other party thereto), and, if required by the Supplemental Indenture, accompanied by an officer’s certificate that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

CareTrust REIT, Inc.
February 17, 2026

(k)
Any Registered Guarantees of the Company will be issued under a validly and legally binding Indenture, as it may be supplemented by a valid and legally binding Supplemental Indenture, and/or a valid and legally binding guarantee (each, a “Guarantee”) in each case, duly authorized, executed and delivered by the Company (and each other party thereto), and, if required by the Supplemental Indenture or Guarantee, accompanied by an officer’s certificate, that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(l)
To the extent that the obligations of the Company under any Indenture, Supplemental Indenture or Guarantee may be dependent upon such matters, the financial institution to be identified in such Indenture, Supplemental Indenture and/or Guarantee as trustee or in any other specified capacity (the “Financial Institution”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed, and delivered by the Financial Institution and will constitute the legally valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

(m)
Appropriate debentures, notes, bonds and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, as it may be supplemented by a Supplemental Indenture, and, if required by the Indenture, accompanied by an officer’s certificate delivered upon the issuance and sale of the Debt Securities, and will comply with the Indenture, any Supplemental Indenture and any accompanying officer’s certificate, the Company’s Charter, Bylaws and applicable law.

(n)
Appropriate guarantees and/or other evidence of any guarantee by the Company and/or Operating Partnership will be executed and authenticated in accordance with the Guarantee and/or Indenture, as it may be supplemented by a Supplemental Indenture, and, if required by such Indenture or Guarantee, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Registered Guarantees and will comply with such Indenture, any Supplemental Indenture and/or Guarantee and any accompanying officer’s certificate, the Company’s Charter and Bylaws and applicable law.

(o)
The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be duly authorized, executed and delivered by the Company (and each other party thereto) and valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus. All parties to any Underwriting Agreement involving the issuance or sale of the Securities will perform their respective obligations thereunder in compliance with the terms of such documents.

(p)	The Registration Statement has become effective and will remain effective under the Securities Act.

CareTrust REIT, Inc.
February 17, 2026

(q)	There shall be no change in law affecting the validity of any of the Securities (between the date hereof and the date of issuance and sale of such Securities).
Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that:
(1)	The Company is a corporation validly existing under the laws of the State of Maryland and is in good standing with the SDAT .
(2)
Upon an issuance of Certificates or Written Statements, if any, as the case may be, representing shares of Common Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Company’s Charter, Bylaws and Applicable Law , the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, for shares of Common Stock pursuant to the exercise of one or more Warrants or the conversion of one or more series of Securities convertible into Common Stock, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

(3)
Upon issuance and delivery of Certificates or Written Statements, if any, as the case may be, representing shares of such class or series of Preferred Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Company’s Charter, Bylaws and Applicable Law , the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, representing shares of such class or series of Preferred Stock pursuant to the exercise of one or more Warrants or the conversion of one or more series of Securities convertible into Preferred Stock, such shares of such class or series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

(4)	Upon adoption of all Board Actions in accordance with the terms of the Company’s Charter, Bylaws and Applicable Law , the issuance of the Warrants will be duly authorized.
(5)	Upon adoption of all Board Actions in accordance with the terms of the Company’s Charter, Bylaws and Applicable Law , the issuance of the Rights will be duly authorized.
(6)	Upon adoption of all Board Actions in accordance with the terms of the Company’s Charter, Bylaws and Applicable Law , the issuance of the Units will be duly authorized.
(7)	Upon adoption of all Board Actions in accordance with the terms of the Company’s Charter, Bylaws and Applicable Law , the issuance of the Debt Securities by the Company will be duly authorized.
(8)	Upon adoption of all Board Actions in accordance with the terms of the Company’s Charter, Bylaws and Applicable Law , the issuance of the Registered Guarantees for the Company will be duly authorized.
The opinions in paragraph 1 with respect to existence and good standing of the Company are based solely on the Good Standing Certificate.

CareTrust REIT, Inc.
February 17, 2026

The opinions expressed above are subject to the following assumptions, exceptions, qualifications and limitations:
(A)            We have made no investigation or verification of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the Maryland General Corporation Law  (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) in effect on the date hereof (collectively, “Applicable Law”). This opinion letter concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. As to matters of such Applicable Laws, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
(B)            We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction or as to federal or state tax laws or laws regarding fraudulent transfers, health care laws, broker licensing laws, real estate syndication laws, mortgage lending laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.
(C)            The foregoing opinions are rendered as of the date hereof. We assume no obligation to update such opinions to reflect any facts or circumstances that may hereafter come to our attention or that may hereafter occur.
(D)            We express no opinion as to the issuance of any Securities by any issuer other than the Company.
(E)            This opinion letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Prospectus forming part of the Registration Statement. O’Melveny & Myers LLP and Kirkland & Ellis LLP are authorized to rely on this opinion as if the opinion were addressed to them solely for the purpose of rendering their opinions to be filed as Exhibits 5.1 and Exhibit 8.1, respectively, to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.
Very truly yours,

/s/ DLA Piper LLP (US)